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                                                               EXHIBIT 3

                             JOINT FILING AGREEMENT



         The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Common Stock of Coventry Corporation is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13-d(f) under the Securities Exchange Act of 1934.



Dated May 16, 1997



                                          WARBURG, PINCUS VENTURES, L.P.

                                          By: Warburg, Pincus & Co.,
                                                  General Partner



                                          By: /s/ Stephen Distler
                                          Stephen Distler
                                          Partner



                                          WARBURG, PINCUS & CO.



                                          By: /s/ Stephen Distler
                                              Stephen Distler
                                              Partner



                                          E.M. WARBURG, PINCUS & CO., LLC



                                          By: /s/ Stephen Distler
                                              Stephen Distler
                                              Member



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                                          By:/s/ Patrick T. Hackett
                                             Trustee


                                          By:/s/ Joel Ackerman
                                              Trustee


                                          By:/s/ Jonathan S. Leff
                                               Trustee